Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Investor Relations: Susan Wright Greenfield 305-569-3449	Corporate Communications: Melissa Gracey 305-817-8117

BankUnited Issues Interim Update

Company to Release Fourth Quarter and Fiscal Year 2007 Earnings

Results on October 23, 2007

CORAL GABLES, Fla. – Oct. 3, 2007 – BankUnited Financial Corporation (NASDAQ:BKUNA), parent company of BankUnited FSB today issued an interim update for the fourth fiscal quarter ended Sept. 30, 2007. BankUnited will issue a full earnings report on Tuesday, Oct. 23, 2007, prior to the market opening.

The company said that although it expects to report record GAAP earnings for the fiscal year, it anticipates operating earnings for the fourth fiscal quarter of 2007 to be $0.41 to $0.46 per diluted share. This compares to $0.63 reported for the fourth quarter of 2006. This does not include other than temporary impairments on various investment securities of approximately $3.3 million after-tax, which, if taken by the company, will further impact non-operating earnings by approximately $0.09 per share. The mark-to-market adjustment on these securities had previously been reflected in the equity of the company. Operating earnings are a non-GAAP financial measure as defined by SEC Regulation G that BankUnited believes is useful to investors in evaluating the company’s capital position. However, the company does not intend for the operating earnings number to be considered in isolation or as a substitute for any GAAP measure.

Said Alfred R. Camner, chairman and chief executive officer, “We currently expect that we will report record GAAP earnings for the fiscal year, albeit lower than anticipated because of lower residential loan production. We expect operating earnings will be 27% to 35% lower than in the fourth quarter of last year. Although we had a very strong pipeline during the quarter, we experienced extremely aggressive pricing strategies by large major competitors, which affected our production, particularly in September. We are taking steps to mitigate these factors, such as adjusting our pricing and improving our pipeline management for the quarter ending Dec. 31, 2007.”

The following is additional investor information:

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As indicated in previous announcements, the company expected non-performing assets to increase, and during the quarter they reached approximately $210 million, or approximately 1.40% of total assets. As anticipated, however, net charge-offs remain low.

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Net charge-offs related to the residential portfolio are expected to total $3 million, which includes anticipated recoveries of approximately $1.2 million from mortgage insurance. Net charge-offs on the consumer loan portfolio are expected to total approximately $600,000. BankUnited expects to report total net charge-offs of approximately $3.9 million, or approximately 0.06% annualized of average total loans.

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During the quarter, BankUnited converted the last remaining portion of a previously announced $3 million commercial real estate senior mezzanine loan, with a reserve of $1.8 million, to subordinated debt of the parent company. This transaction resulted in an additional charge-off of approximately $1.8 million, with the balance recorded as investment securities.

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As also previously indicated, the company expects the total provision for loan loss to increase in association with the expected rise in non-performing assets. The total provision for loan loss is expected to be approximately $8 to $10 million for the quarter.

Camner continued, “We repurchased approximately 315,000 shares of our common stock during the quarter, less than originally anticipated. We will repurchase shares under our current authorization as appropriate.”

Capital Ratios

BankUnited FSB continues to maintain its strong capital position in excess of regulatory requirements. Core and risk-based capital ratios are expected to be 8.0% and 15.5%, respectively, which are in excess of the regulatory requirements of 4% and 8%, respectively.

Conference Call and Webcast

A conference call to discuss the earnings for the quarter will be held at 2 p.m. EDT on Tuesday, Oct. 23, 2007, with Chairman and Chief Executive Officer Alfred R. Camner, President and Chief Operating Officer Ramiro Ortiz, Chief Financial Officer Bert Lopez and Senior Executive Vice President of Corporate Finance James Foster.

The call may be accessed via a live Internet webcast at www.bankunited.com or through a dial-in telephone number at (888) 300-2666 (domestic) or (706) 902-0105 (international). The call leader is Alfred R. Camner. The name of the call is BankUnited, and the access code for the call is 19336920. A replay of the call will be available from 5:30 p.m. EDT on Oct. 23 through 11:59 p.m. EDT on Oct. 30 by calling toll-free (800) 642-1687 (domestic) or (706) 645-9291 (international). The pass code for the replay is 19336920.

About BankUnited

BankUnited Financial Corp. is the holding company for BankUnited FSB, the largest banking institution headquartered in Florida. At June 30, 2007, BankUnited had assets of $14.5 billion.

Serving customers through 85 branches in 13 coastal counties, Miami-Dade, Broward, Palm Beach, Martin, St. Lucie, Collier, Charlotte, Manatee, Hillsborough, Sarasota, Lee, Indian River and Pinellas, BankUnited offers a full spectrum of consumer and commercial banking products and services, including online products that can be accessed through http://www.bankunited.com. For additional information, call (877) 779-2265.

Forward-Looking Statements

BankUnited is providing this preliminary information about its fourth quarter results prior to the scheduled earnings announcement date in light of the market events of recent months. Investors should not expect BankUnited to provide information about the results of future quarters in advance of scheduled quarterly earnings announcement dates. In addition, investors should not expect BankUnited to update the information provided in this release in advance of the scheduled announcement date for its fourth quarter 2007 earnings on Oct. 23, 2007.

This press release may contain certain forward-looking statements, which are based on management’s expectations regarding factors that may impact the company’s earnings and performance in future periods. Words and phrases such as: “will likely result,” “expect,” “will continue,” “anticipate,” “estimate,” “project,” “believe,” “intend,” “should,” “would,” “may,” “can,” “could,” “plan,” “target” and similar expressions are intended to identify “forward-looking statements.” Actual results or performance could differ from those implied or contemplated by such statements. Factors that could cause future results and performance to materially from current management expectations included, but are not limited to, general business and economic conditions, either nationally or regionally; fiscal or monetary policies; significant weather events such as hurricanes; changes or fluctuations in the interest rate environment; a deterioration in credit quality and/or a reduced demand for credit; reduced deposit flows and loan demand; real estate values; competition from other financial service companies in our markets; legislative or regulatory changes, including, among others, changes in accounting standards, guidelines and policies; the issuance or redemption of additional company debt or equity; the concentration of operations in Florida, if Florida business or economic conditions decline; reliance on other companies for products and services; the impact of war and the threat and impact of terrorism; volatility in the market price of the company’s common stock; and other economic, competitive, servicing capacity, governmental, regulatory and technological factors affecting the company’s operations, price, products and delivery of services. Please refer to the documents that BankUnited Financial Corporation files periodically with the SEC, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.